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                                  Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cascade Bancorp Incentive Stock Option Plan of our report dated January 14, 2000, with respect to the consolidated financial statements of Cascade Bancorp and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

/s/ Symonds, Evans & Larson, P.C.

March 22, 2000
Portland, Oregon